Exhibit 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Silvercorp Metals Inc.
Reporting Year	From	2022-04-01	To:	2023-03-31	Date submitted	2023-06-07
Reporting Entity ESTMA Identification Number	E603234		Original Submission Amended Report
Other Subsidiaries Included (optional field)

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Derek Liu				Date	2023-06-06
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2022-04-01	To:	2023-03-31
Reporting Entity Name			Silvercorp Metals Inc.			Currency of the Report	USD
Reporting Entity ESTMA Identification Number			E603234
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
China	Government of Henan Province	Henan Taxation Bureau	9,167,493	4,238,018	1,857,380					15,262,891	Reporting currency is in USD and actual payments made in China are in RMB
China	Government of Guangdong Province	Guangdong Taxation Bureau	368,978	856,698	523,621					1,749,297	Reporting currency is in USD and actual payments made in China are in RMB

Additional Notes:	When payments are made in RMB, they were converted into USD dollars using the weighted average of the exchange rate during the reporting period. The weighted average exchange rate for the period from Apirl 1, 2022 to March 31, 2023 was $1 USD = 6.8514 RMB.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2022-04-01	To:	2023-03-31
Reporting Entity Name			Silvercorp Metals Inc.			Currency of the Report	USD
Reporting Entity ESTMA Identification Number			E603234
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
China	Ying Mining District	9,167,493	4,238,018	1,857,380					15,262,891	Reporting currency is in USD and actual payments made in China are in RMB
China	GC	368,978	856,698	523,621					1,749,297	Reporting currency is in USD and actual payments made in China are in RMB

Additional Notes[3]:	When payments are made in RMB, they were converted into USD dollars using the weighted average of the exchange rate during the reporting period. The weighted average exchange rate for the period from Apirl 1, 2022 to March 31, 2023 was $1 USD = 6.8514 RMB.